                                                                     EXHIBIT 4.1

                          EPOCH PHARMACEUTICALS, INC.

                             SUBSCRIPTION AGREEMENT



         THIS SUBSCRIPTION AGREEMENT ("Agreement") is made as of _______ ___, 1996, between Epoch Pharmaceuticals, Inc., a Delaware corporation, with its principal offices located at 1725 220th Street, S.E., Suite 104, Bothell, Washington 98021 (the "Company"), and the undersigned purchaser (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to issue up to 6,000,000 shares of its Common Stock (the "Shares") at $1.00 per share (the "Offering"), and the Purchaser desires to purchase the number of Shares set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

         1. Subscription. Subject to the terms and conditions hereinafter set forth, the Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the signature page hereof at a purchase price equal to $1.00 per Share. Upon its execution and delivery of this Agreement, the Company agrees to sell such Shares to the Purchaser for said purchase price.

         2.      Payment, Closings.        (a)     The purchase price for the
Shares purchased hereby is payable by cashier's check made payable to "The Epoch Pharmaceuticals, Inc. Escrow Account" contemporaneously with the execution and delivery of this Agreement. The Company may close the purchase of the Shares at any time after subscriptions for at least Five Million (5,000,000) Shares have been received (the "First Closing"). One or more additional closings my occur if the Company receives additional subscriptions. The certificates representing the Shares purchased by the Purchaser will be delivered by the Company within fifteen (15) days following the consummation of such closing.

                 (b) The purchase period will terminate at 11:59 P.M. on May 15, 1996, unless extended by the Company for a period or periods not beyond June 30, 1996 (the "Termination Date"). The Shares will be offered on a "best efforts" basis.

                 (c) If the Company shall not have obtained subscriptions (including this subscription) for purchases of a minimum of Five Million (5,000,000) Shares on or before the Termination Date, then this purchase shall be void and all funds paid hereunder by the Purchaser, without interest, shall be promptly returned to the Purchaser.

                 (d) David Blech will act as financial advisor for the Company in connection with this offering. The Company has agreed to pay David Blech certain consideration as set forth in the Memorandum of Terms of Private Placement of Shares.

         3. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance. If this subscription is rejected in whole or in part, the Company shall promptly return all funds received from the Purchaser without interest thereon or deduction therefrom, and this Agreement shall thereafter be of no further force or effect.

         4. Representations and Warranties. The Purchaser acknowledges, represents and warrants to, and agrees with, the Company as follows:

                 (a) The purchase of the Shares involves a high degree of risk in that: (i) the Company is in the development stage, has sustained continuous losses and has generated no significant revenues from its current operations from inception, and currently has limited working capital; (ii) the Company expects to sustain continuous losses from operations over the foreseeable future, and currently has no salable services or products; (iii) the Purchaser may not be able to liquidate his or her investment; (iv) transferability of the Shares is extremely limited; and (v) the Purchaser could sustain the loss of his entire investment.

                 (b) The Purchaser understands that the offering and sale of the Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and is intended to be exempt from registration under the Securities Act of 1933 (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder and, in accordance therewith and in furtherance thereof, the Purchaser represents and warrants to and agrees with the Company as follows:

                          (i)     The Purchaser has received the Company's
Memorandum of Terms for Private Placement of Shares and the attachments thereto (the "Offering Documents"), and has carefully reviewed it and understands the information contained therein;

                          (ii)    The Purchaser has prior investment
experience, including investments in non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to other prospective purchasers of the Shares and to evaluate the merits and risks of such an investment; that the Purchaser recognizes the highly speculative nature of this investment; and that the Purchaser must be able to bear and is able to bear the economic risk assumed by purchase of the Shares;

                          (iii)   The Purchaser has been furnished by the
Company during the course of this transaction with all information regarding the Company which the Purchaser has requested or desired to know; that all documents which Purchaser requested which could be reasonably provided have been made available for inspection and review; that Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company, its business and financial condition and terms and conditions of the offering, and any additional information which he or she requested, and all such questions have been answered and all such additional information has been provided to the full satisfaction of the Purchaser;

                          (iv)    No oral or written representations have been
made other than as stated in the Offering Documents, and no oral or written information furnished to the Purchaser or Purchaser advisor(s) in connection with the offering of the Shares were in any way inconsistent with the information stated in the Offering Documents;

                          (v)     The Purchaser is not subscribing for the
Shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally;

                          (vi)    The Purchaser either has a pre-existing
personal or business relationship with the Company or its officers or directors or the Purchaser has such knowledge and experience in financial, tax, and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto;

                          (vii)   The Purchaser is not relying on the Company
with respect to the tax and other economic considerations of an investment in the Shares, and has relied on the advice of, or has consulted with, only his own advisors; and

                          (viii)  The Purchaser is purchasing the Shares for
its own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The Purchaser is aware that Rule 144 promulgated under the Securities Act permits only routine sales of restricted securities in limited amounts in accordance with the terms and conditions of Rule 144.

                 (c) The Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the investment intention of the Purchaser.

                 (d) The Purchaser meets the qualifications of one or more of the subparagraphs listed below (please insert your initials in the appropriate place(s) next to the description(s) applicable to you). If Purchaser meets none of the qualifications listed below, initial here
____________________.

         ________                 (i)      A natural person who had individual
                          income of more than $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects to reach that same income level for the current year;

         ________                 (ii)     A natural person whose individual
                          net worth, or joint net worth with that person's spouse, is in excess of $1,000,000. For this purpose, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities;

         ________                 (ii)     A trust, with total assets in excess
                          of $5,000,000, which is not formed for the purpose of acquiring the Shares, and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Shares;

         ________                 (iv)     A bank as defined in Section 3(a)(2)
                          of the Securities Act, or a savings and loan association or other institution as defined in
                          Section 3(a)(5)(a) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if the employee benefit plan is a self-directed plan and the investment decision is made solely by persons who are accredited investors;

         ________                 (v)      A private business development
                          company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         ________                 (vi)     An organization described in Section
                          501(c)(3) of the Internal Revenue Code of 1986, as, amended, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

         ________                (vii)     A director or executive officer of
                          the Company; or

         ________               (viii)     An entity in which all of the equity
                          owners meet the requirements of at least one of the above subparagraphs.

                 (e) The Purchaser acknowledges, represents and warrants to the Company:





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                          (i)     The Purchaser, if executing this Agreement in
a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the Purchaser is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company; and

                          (ii)    The representations, warranties, and
agreements of the Purchaser contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

         5. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, and affiliates against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

         6. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, that, except as required by law, the Purchaser is not entitled to cancel, terminate, or revoke this Agreement or any agreements of the Purchaser hereunder, and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and permitted assigns.

         7.      Restrictions on Transfer.

                 (a) The Shares shall not be transferable, except upon the conditions specified in this Agreement, which conditions are intended, in part, to insure compliance with the provisions of the Securities Act, or, in the case of Section 8 hereof, to assist in an orderly distribution. The Purchaser will cause any proposed transferee of Shares held by the Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 7.

                 (b) Each certificate representing Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):





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
                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) EPOCH PHARMACEUTICALS, INC. ("THE COMPANY") RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES WHICH COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THE COMPANY'S SUBSCRIPTION AGREEMENT DATED _________ ___, 1996 WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THESE SECURITIES. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE."

         8.      Registration Rights.

                 (a) Between sixty (60) and ninety (90) days of the First Closing, the Company shall file a registration statement pursuant to the Securities Act, to the end that the Shares may be sold under the Securities Act and the Company will use its best efforts to cause such registration to become effective and continue to be effective (current) (including the taking of such steps as are necessary to obtain the removal of any stop order) until the first to occur of (i) three years following the First Closing, (ii) the holder has advised that all of the Shares so registered have been sold or (iii) until the Shares so registered are saleable without restriction pursuant to Rule 144 under the Securities Act or otherwise.

                 (b) The Purchaser hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate certificate: (i) in the form of Appendix A hereto, (ii) executed by an officer of, or other authorized persons designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus.





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
                 (c) The following provisions of this Section 8 shall also be applicable:

                          (1)     Following the effective date of such
registration statement, the Company shall upon the request of any holder of Shares supply such holder a number of prospectuses meeting the requirements of the Securities Act, as shall be requested by such holder to permit such holder to make a public offering of all Shares from time to time offered or sold by such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing. The Company shall also use its best efforts to qualify the Shares for resale in such states as the holder shall reasonably designate.

                          (2)     The Company shall bear the entire cost and
expense of the registration of securities under this Section 8. Any holder whose Shares are included in any such registration statement pursuant to this
Section 8 shall, however, bear the fees of his own counsel, any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Shares sold by him pursuant thereto.

                          (3)     The Company shall indemnify and hold harmless
each such holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material act contained in any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 8 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this
Section 8 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

         9.      Representations by and Covenants of the Company.

                 (a) The Company represents and warrants to the Purchaser that prior to the consummation of this offering and at the First Closing and, if applicable to such Purchaser, at any subsequent closing:

                          (i)     The Company is a corporation duly organized,
existing and in good standing under the laws of the State of Delaware, and has the corporate power to conduct the business which it conducts and proposes to conduct.

                          (ii)    The execution, delivery and performance of
this Agreement by the Company will have been duly approved by the Board of Directors of the Company.

                          (iii)   The Shares have been duly and validly
authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                          (iv)    The Company has obtained all licenses,
permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

                          (v)     Except as set forth in the Offering Materials
the Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

                          (vi)    The Company is not in violation of or
material default under, nor will the execution and delivery of this Agreement and the consummation of the transactions herein contemplated result in a violation of or constitute a material default under, its Certificate of Incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

                          (vii)   The Company's Annual Report on Form 10-KSB
for the fiscal year ended December 31, 1995, and the other Offering Documents, taken as a whole, are accurate in all material respects and do not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (viii)  As of the date hereof, there has been no
material adverse change in the financial condition or results of operation of the Company since December 31, 1995.

                 (b) The Company will use the proceeds from the Shares for repayment of debt, research and development and for general working capital purposes.

         10. Termination. All provisions of this Agreement shall terminate five years after the date of the First Closing.





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
         11. Modification and Waiver. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought. A waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail or delivered by hand to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12), and shall be deemed given at the time of certification or delivery thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and to be performed in that state.

         14. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         15. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, and permitted successors and assigns.

         16. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         17. Section Headings. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.





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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        EPOCH PHARMACEUTICALS, INC.



                                        By:
                                            ----------------------------------
                                            Fred Craves
                                            Chief Executive Officer





- --------------------------------            ---------------------------------
Signature of Purchaser                      Number of Shares
                                            Being Purchased


- --------------------------------
Name of Purchaser (Please Print)



- --------------------------------
Address of Purchaser



- --------------------------------
Social Security or Taxpayer I.D.
Number of Purchaser


PURCHASER:

        PLEASE INSERT YOUR INITIALS IN THE APPROPRIATE PARAGRAPH(S) IN SECTION 4(d) ON PAGES 3 AND 4.





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                                   EXHIBIT A



Attention:

                         CERTIFICATE OF SUBSEQUENT SALE
                         ------------------------------

         The undersigned, [and officer of, or other person duly authorized by]

______________________________________________________________________________
               [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the holder of the shares evidenced by the attached certificate, and as such, sold such shares on _______________________ in accordance with registration statement number
           [date]

33-__________________ of Epoch Pharmaceuticals, Inc. and the requirement of delivering a current prospectus has been complied with in connection with such sale.

Print or Type:

        Name of Holder
            (Individual or
            Institution):
                                    -----------------------------------

        Name of Individual
            representing
            Holder (if an
            Institution):
                                    -----------------------------------

        Title of Individual
            representing
            Holder (if an
            Institution):
                                    -----------------------------------

Signature by:

       Individual Holder
            or Individual
            representing Holder:
                                    -----------------------------------

                    ADDENDUM TO EPOCH PHARMACEUTICALS, INC.

                             SUBSCRIPTION AGREEMENT
                                  JUNE 7, 1996


Pursuant to this addendum to Epoch Pharmaceuticals, Inc. Subscription Agreement, the Offering consists of 6,000,000 Units, each Unit consisting of one share and a warrant to purchase .5 shares of Common Stock, as described in the Memorandum of Terms, at a purchase price of $1.00 per Unit. All references in this Subscription Agreement to shares shall be deemed to refer to Units.

Please acknowledge that you have received this Addendum by executing the acknowledgement at the bottom of this letter and returning it to the Company by fax (206-486-8336) and mailing the original to Epoch Pharmaceuticals, Inc., 1725 220th St. SE, #104, Bothell, WA 98021.




- --------------------------------------              ---------------------
Print Name                                          Date


- --------------------------------------
Signature